SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-50469

Date of Report: April 30, 2014

GREENSHIFT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	59-3764931
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

5950 Shiloh Road East Suite N, Alpharetta, GA	30005
(Address of principal executive offices)	(Zip Code)

(770) 886-2734
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective on April 30, 2014, GreenShift retired convertible debentures with an aggregate outstanding balance of $3,700,000, consisting of outstanding principal and interest of $3,609,205.76 and $90,794.24, respectively. GreenShift made a cash payment of $1,400,000 to retire the debentures.

The debt retirement is expected to reduce Greenshift’s annual interest charge by $215,000 (6% interest per year on the $3,609,205.76 of principal being retired).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2014	GREENSHIFT CORPORATION
	By:	/s/ Edward Carroll
Edward Carroll
Chief Executive Officer